SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 6, 2001 (December 5, 2001)
Date of Report (Date of earliest event reported)

SUSA PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

Tennessee	001-12403	62-1554135

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

175 Toyota Plaza, Suite 700
Memphis, Tennessee 38103
(Address of principal executive offices)

(901) 252-2000
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT
Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE

INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events.

     On December 5, 2001, Storage USA, Inc. (the “Company”), Storage USA Trust (“Trust”) and SUSA Partnership, L.P. (the “Operating Partnership”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Security Capital Group Incorporated (“Security Capital”), pursuant to which Security Capital would acquire all of the assets and assume all of the liabilities of the Company in a transaction in which all of the holders of Company common stock will receive $42 in cash per share in consideration for their shares, as more particularly described below.

     The terms of the Purchase Agreement provide that Security Capital will purchase shares in two subsidiaries of the Operating Partnership, SUSA Management, Inc. and Storage USA Franchise Corp., after which Security Capital and/or its affiliates will own all of the outstanding shares of such subsidiaries. Immediately thereafter, Security Capital will purchase (the “Purchase”) all of the partnership interests in the Operating Partnership and in SUSA Holdings, L.P. held by the Company, the Operating Partnership and Trust and all other assets of the Company, and Security Capital will assume all liabilities of the Company. Immediately following the Purchase, the Company will be merged (the “Merger”) with and into the Operating Partnership and the Operating Partnership will be the surviving entity in the Merger (the “Surviving Partnership”). As part of the transaction, immediately prior to the Merger, the Company will purchase from Security Capital all of the shares of common stock of the Company owned by Security Capital and its affiliates at such time for an amount equal to the aggregate consideration that would have otherwise been payable to Security Capital in the Merger.

     Upon the Merger, each share of common stock of the Company outstanding immediately prior to the effective time of the Merger (except for those shares held by Security Capital and the Company) will be converted into the right to receive a cash payment of $42.00 per share, without interest. In connection with the Merger, and pursuant to the terms of the agreement of limited partnership of the Operating Partnership, holders of limited partnership interests in the Operating Partnership immediately prior to the effective time of the Merger will also have the right to receive a cash payment of $42 per unit, without interest, unless they elect to continue as limited partners in the Surviving Partnership. In addition, the Operating Partnership’s agreement of limited partnership will be amended and restated as set forth in the Purchase Agreement.

     The terms of the Purchase Agreement provide that the Company may, for a period of 45 days following the date of the Purchase Agreement, subject to the terms thereof, solicit, furnish information to and otherwise engage in discussions and negotiations with other potential bidders who may be interested in making a proposal to engage in an extraordinary transaction with the Company. The Company must promptly notify Security Capital of any such proposal and certain other material information and changes relating thereto. The Company may, during this 45-day period, enter into a definitive agreement providing for a Superior Transaction (as defined in the Purchase Agreement) and Security Capital has agreed, subject to the conditions set forth in the Purchase Agreement, to vote in favor of any such Superior Transaction.

     The directors of the Company unaffiliated with Security Capital unanimously approved the Purchase Agreement and the transactions contemplated thereby upon the unanimous recommendation and approval of the Special Committee of independent directors of the Company. In reaching its decision, the Special Committee received and considered a fairness opinion from its financial advisor, Lehman Brothers Inc., stating that the consideration to be received by the holders of shares of Company common stock and the holders of units of limited partnership interests in the Operating Partnership is fair from a financial point of view to such holders of shares and units, respectively.

     Consummation of the Purchase and the Merger is subject to customary conditions, including the approval of holders of a majority of the outstanding shares of common stock of the Company entitled to vote.

     The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the terms of the Purchase Agreement which is attached hereto as Exhibit 2.1 and is incorporated herein by reference, and the press release issued by the Company in connection with the execution of the Purchase Agreement which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     a)  Financial Statements.

None

     b)  Pro Forma Financial Information.

None

     c)  Exhibits.

Number	Exhibit
2.1	Purchase and Sale Agreement by and among Storage USA, Inc., Storage USA Trust, SUSA Partnership, L.P. and Security Capital Group Incorporated, dated as of December 5, 2001 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Storage USA, Inc. on December 6, 2001)

99.1	Press Release, dated December 5, 2001 (incorporated by reference to Exhibit 99.1 to the Form 8-K filed by Storage USA, Inc. on December 6, 2001)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUSA PARTNERSHIP, L.P.

	By:	STORAGE USA, INC. General Partner

Date: December 6, 2001	By:	/s/ John W. McConomy John W. McConomy Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

2.1	Purchase and Sale Agreement by and among Storage USA, Inc., Storage USA Trust, SUSA Partnership, L.P. and Security Capital Group Incorporated, dated December 5, 2001 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Storage USA, Inc. on December 6, 2001)

99.1	Press Release, dated December 5, 2001 (incorporated by reference to Exhibit 99.1 to the Form 8-K filed by Storage USA, Inc. on December 6, 2001)